AMERICAN APPAREL REPORTS SEPTEMBER 2008 COMPARABLE STORE SALES

▪	September 2008 Comparable Store Sales Increased 15%
▪	Third Quarter 2008 Comparable Store Sales Increased 24%

LOS ANGELES, October 9, 2008 – American Apparel, Inc. (NYSE Alternext US: APP) today announced the company’s comparable store sales (unaudited) for the month of September 2008 and for the third quarter ended September 30, 2008.

American Apparel reported that for the month of September 2008, sales for stores open for more than twelve months increased 15% over the year ago period, on a constant currency basis. For the month of September 2007, comparable store sales increased 35%. There were 150 stores in the sales comparison for September 2008.

For the third quarter ended September 30, 2008, comparable store sales increased 24% over the third quarter of 2007. As previously reported, for the third quarter ended September 30, 2007, comparable store sales increased 27%.

American Apparel opened 12 new retail stores during the month of September in the following locations: 345 7th Ave., New York City; 2103 Broadway, New York City; Roosevelt Field Mall in Garden City, New York; Omaha, Nebraska; Madison, Wisconsin; Annapolis Mall in Annapolis, Maryland; Montgomery Mall in Bethesda, Maryland; Sawgrass Mills in Sunrise, Florida; Market Mall in Calgary, Alberta; Cabot Circus in Bristol, United Kingdom; São Paolo, Brazil; and Nali Mall in Beijing, China. American Apparel has opened a total of 48 retail stores in 2008 through September 30, including 33 stores in the recently completed third quarter.

American Apparel intends to file its third quarter 2008 financial results on Monday, November 10, 2008. The company will give further information regarding the timing of a conference call to discuss its third quarter financial results at a later date.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of September 30, 2008, American Apparel employed over 10,000 people and operated more than 225 retail stores in 19 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://store.americanapparel.net.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others:  changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements and generate cash flow to service our debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions; and other risks detailed in our filings with the Securities and Exchange Commission, including our 2007 Annual Report on Form 10-K.  Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Joseph Teklits / Jean Fontana
ICR
203-682-8200

Adrian Kowalewski
American Apparel
Director, Corporate Finance & Development
213-488-0226